UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2008

INTERNATIONAL POWER GROUP, LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-51449	20-1686022
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

950 Celebration Blvd., Suite A, Celebration, FL.	34747
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number including area code: (407) 566-0318

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03

Creation of a Direct Financial Obligation or an Obligation Under an

Off-Balance Sheet Arrangement.

On April 7, 2008, International Power Group Ltd. (the “Registrant”) issued four secured convertible promissory notes in the aggregate amount of $800,000. Each note is convertible into shares of the Registrant’s common stock, $.00001 par value (the “Common Stock”), at a fixed conversion price of $.12 per share. The loan was secured by certain assets of the Registrant and its subsidiaries pursuant to a Security Agreement and was guaranteed by the Registrant’s subsidiaries.

In connection with the issuance of the notes, the Registrant also issued the note holders (i) an aggregate of 4,800,000 restricted shares of the Common Stock; (ii) Class A Common Stock Purchase Warrants exercisable into 4,000,000 shares of the Common Stock at $.15 per share; and (iii) Class B Common Stock Purchase Warrants exercisable into 4,000,000 shares of the Common Stock at $.25 per share. The Registrant also issued in connection with the loan a Finder’s Common Stock Purchase Warrant to purchase up to 250,000 shares of the Common Stock at $.25 per share.

Item 9.01 – Financial Statements and Exhibits.

     (d)  Exhibits.

The following exhibits are furnished as part of this Report:

Exhibit Number	Description
4.1	Form of Secured Convertible Note
4.2	Form of Class A Common Stock Purchase Warrant
4.3	Form of Class B Common Stock Purchase Warrant
4.4	Form of Finder’s Common Stock Purchase Warrant
10.1	Security Agreement
10.2	Form of Guaranty

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL POWER GROUP, LTD.

Date: May 2, 2008	By: /s/ Peter Toscano
Peter Toscano
President and Chief Executive Officer